Rule 424(b)(3)
Registration No. 333-132201

Pricing Supplement dated October 4, 2006
(To Prospectus dated March 7, 2006
and Prospectus Supplement dated March 7, 2006)

TOYOTA MOTOR CREDIT CORPORATION
Medium-Term Notes, Series B - Floating Rate

Capitalized terms used in this Pricing Supplement that are defined in the Prospectus Supplement shall have the meanings assigned to them in the Prospectus Supplement.

CUSIP: 89233PZN9

Principal Amount (in Specified Currency): $50,000,000
Issue Price: 100 %
Trade Date: October 4, 2006
Original Issue Date: October 10, 2006
Stated Maturity Date: May 2, 2008

Initial Interest Rate: 5.30467% (inclusive of Spread)
Interest Payment Period: Quarterly
Interest Payment Dates: January 2, 2007, April 2, 2007, July 2, 2007,
   October 2, 2007, January 2, 2008, April 2, 2008 and at Maturity

Net Proceeds to Issuer: $49,985,000
Agent's Discount or Commission: 0.03%
Agent:  Merrill Lynch, Pierce, Fenner & Smith Incorporated
Agent's Capacity:
	[ ] Agent
	[X] Principal

Calculation Agent: Deutsche Bank Trust Company Americas

Interest Calculation:
[X] Regular Floating Rate Note
[ ] Inverse Floating Rate Note:
	Fixed Interest Rate:
[ ] Floating Rate/Fixed Rate Note:
	Fixed Interest Rate:
	Fixed Rate Commencement Date:

[ ] Other Floating Rate Note
	(See attached)

Interest Rate Basis:
	[ ] CD Rate
	[ ] CMS Rate
	[ ] CMT Rate
	[ ] Commercial Paper Rate
	[ ] Eleventh District Cost of Funds Rate
	[ ] Federal Funds Rate
	[ ] LIBOR Reuters/Page:
	[X] LIBOR Telerate/Page: 3750
	[ ] Prime Rate
	[ ] Treasury Rate
	[ ] Other (see attached)

If CMT:
Designated CMT Maturity Index:
	__ Year(s)
Designated CMT Telerate Page:
	[ ] 7051
	[ ] 7052
If  7052:
	[ ] Week
	[ ] Month

Spread (+/-): - 0.06%
Spread Multiplier: N/A
Index Maturity: 3 month, except that the Index Maturity with respect to the final Interest Reset Date of April 2, 2008 will be 1 month
Index Currency: U.S. Dollars
Maximum Interest Rate: N/A
Minimum Interest Rate: N/A

Initial Interest Reset Date: January 2, 2007
Interest Rate Reset Period: Quarterly
Interest Reset Dates: January 2, 2007, April 2, 2007, July 2, 2007,
   October 2, 2007, January 2, 2008 and April 2, 2008
Interest Determination Date: the second London Banking Day preceding each
   Interest Reset Date

Day Count Convention:
	[ ]  30/360
	[X]  Actual/360
	[ ]  Actual/Actual

Business Day Convention
	[ ] Following
	[X] Modified Following

Redemption: Not Applicable
Redemption Dates:
Notice of Redemption:

Repayment: Not Applicable
Optional Repayment Date(s):
Repayment Price:




Original Issue Discount:	 No
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

Specified Currency: U.S. dollars
Minimum Denominations: $1,000 and $1,000 increments thereafter
Form of Note:
	[X] Book-entry only
	[ ] Certificated